Exhibit 99.1

From:    Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

May 6, 2025

WEC Energy Group reports first-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $724.2 million, or $2.27 per share, for the first quarter of 2025. This compares to earnings of $622.3 million, or $1.97 per share, for last year's first quarter.

Consolidated revenues totaled $3.1 billion, up $469.3 million from the first quarter a year ago.

“Our positive first-quarter results were driven by continued economic growth in our region and a strong focus on operating excellence,” said Scott Lauber, president and CEO. “We will continue to execute on the fundamentals – customer satisfaction, financial performance and steady execution of our capital plan.”

For the quarter, natural gas deliveries in Wisconsin – excluding natural gas used for power generation – rose by 15.5 percent compared to the first quarter of 2024. On a weather normal basis, these natural gas deliveries were 0.5 percent lower.

Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – were up by 2.9 percent in the first quarter of 2025, compared to the first quarter last year.

Electricity consumption by small commercial and industrial customers was 2.1 percent higher. Electricity use by large commercial and industrial customers – excluding the iron ore mine – increased by 1.1 percent.

Residential electricity use rose by 5.5 percent.

On a weather-normal basis, retail deliveries of electricity – excluding the iron ore mine – increased by 0.7 percent.

Exhibit 99.1

The company is reaffirming its 2025 earnings guidance of $5.17 to $5.27 per share. This assumes normal weather for the remainder of the year.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Tuesday, May 6. The call will review 2025 first-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 888-330-2443 up to 15 minutes before it begins. The number for international callers is 240-789-2728. The conference ID is 3088105.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q1 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its first-quarter performance. The materials will be available at 6:30 a.m. Central time, Tuesday, May 6.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through May 20, 2025. Domestic callers should dial 800-770-2030. International callers should dial 647-362-9199. The replay conference ID is 3088105.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.7 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a fleet of renewable generation facilities in states ranging from South Dakota to Texas.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 33,000 stockholders of record, 7,000 employees and more than $48 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings, earnings

Exhibit 99.1
growth rates, dividend payments and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions, including rider reconciliations; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; electrification initiatives, mandates and other efforts to reduce the use of natural gas; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; terrorist, physical or cyber-security threats or attacks and data security breaches; construction risks; labor disruptions; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; changes in and uncertainty around federal, state, and local legislation and regulation, including changes resulting from the new U.S. presidential administration, as well as in rate-setting policies or procedures and environmental standards, in the enforcement of these laws and regulations and in the interpretation of regulations or permit conditions by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments impacting the global economy, supply chain and fuel prices generally, including as a result of changes to U.S. and foreign government trade policies or from ongoing, escalating, or expanding regional or international conflicts; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; the ability of the Company to successfully and/or timely adopt new technologies, including artificial intelligence; changes in accounting standards; the financial performance of the American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended
	March 31
(in millions, except per share amounts)	2025	2024
Operating revenues	$3,149.5	$2,680.2

Operating expenses
Cost of sales	1,165.7	927.1
Other operation and maintenance	608.0	530.8
Depreciation and amortization	359.9	333.4
Property and revenue taxes	78.4	75.5
Total operating expenses	2,212.0	1,866.8

Operating income	937.5	813.4

Equity in earnings of transmission affiliates	53.6	44.8
Other income, net	18.1	44.1
Interest expense	223.0	192.0
Other expense	(151.3)	(103.1)

Income before income taxes	786.2	710.3
Income tax expense	60.7	87.7
Net income	725.5	622.6

Preferred stock dividends of subsidiary	0.3	0.3
Net income attributed to noncontrolling interests	(1.0)	—
Net income attributed to common shareholders	$724.2	$622.3

Earnings per share
Basic	$2.28	$1.97
Diluted	$2.27	$1.97

Weighted average common shares outstanding
Basic	318.2	315.6
Diluted	319.3	315.9

Dividends per share of common stock	$0.8925	$0.8350

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$82.2	$9.8
Accounts receivable and unbilled revenues, net of reserves of $159.4 and $162.8, respectively	1,812.4	1,669.3
Materials, supplies, and inventories	576.0	813.2
Prepaid taxes	171.6	214.9
Other prepayments	76.2	82.6
Other	224.9	121.9
Current assets	2,943.3	2,911.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $11,838.7 and $11,611.9, respectively	35,447.8	34,645.4
Regulatory assets (March 31, 2025 and December 31, 2024 include $74.3 and $76.5, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,283.3	3,339.7
Equity investment in transmission affiliates	2,149.0	2,108.9
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	983.8	968.5
Other	372.1	336.2
Long-term assets	45,288.8	44,451.5
Total assets	$48,232.1	$47,363.2

Liabilities and Equity
Current liabilities
Short-term debt	$1,327.1	$1,116.6
Current portion of long-term debt (March 31, 2025 and December 31, 2024 include $9.2, related to WEPCo Environmental Trust Finance I, LLC)	2,729.9	1,729.0
Accounts payable	791.5	1,137.1
Other	1,014.4	859.2
Current liabilities	5,862.9	4,841.9

Long-term liabilities
Long-term debt (March 31, 2025 and December 31, 2024 include $76.5 and $76.4, respectively, related to WEPCo Environmental Trust Finance I, LLC)	16,161.8	17,178.1
Finance lease obligations	293.9	303.3
Deferred income taxes	5,577.2	5,514.7
Deferred revenue, net	329.3	334.6
Regulatory liabilities	4,043.9	3,958.0
Intangible liabilities	624.5	566.8
Environmental remediation liabilities	442.1	445.8
Asset retirement obligations	601.5	580.0
Other	868.0	838.1
Long-term liabilities	28,942.2	29,719.4

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 650,000,000 shares authorized; 319,133,501 and 317,680,855 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,456.1	4,315.8
Retained earnings	8,524.4	8,083.8
Accumulated other comprehensive loss	(7.9)	(7.8)
Common shareholders' equity	12,975.8	12,395.0

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	420.8	376.5
Total liabilities and equity	$48,232.1	$47,363.2

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Three Months Ended
	March 31
(in millions)	2025	2024
Operating activities
Net income	$725.5	$622.6
Reconciliation to cash provided by operating activities
Depreciation and amortization	359.9	333.4
Deferred income taxes and ITCs, net	55.6	184.3
Contributions and payments related to pension and OPEB plans	(3.9)	(4.0)
Equity income in transmission affiliates, net of distributions	2.2	(9.1)
Change in –
Accounts receivable and unbilled revenues, net	(180.3)	(61.3)
Materials, supplies, and inventories	237.2	166.6
Other current assets	13.0	36.9
Accounts payable	(195.4)	(229.8)
Temporary LIFO liquidation credit	68.6	—
Accrued interest	83.5	33.4
Other current liabilities	5.6	(78.2)
Other, net	(8.9)	(131.2)
Net cash provided by operating activities	1,162.6	863.6

Investing activities
Capital expenditures	(701.1)	(444.5)
Acquisition of Hardin Solar III Energy Center, net of cash acquired of $0.2	(406.1)	—
Capital contributions to transmission affiliates	(42.3)	(12.1)
Proceeds from the sale of investments held in rabbi trust	16.9	14.8
Reimbursement for American Transmission Company LLC's transmission infrastructure upgrades	39.7	6.2
Other, net	(8.9)	(0.6)
Net cash used in investing activities	(1,101.8)	(436.2)

Financing activities
Exercise of stock options	21.2	3.7
Issuance of common stock, net	117.1	19.2
Purchase of common stock	(1.3)	(2.0)
Dividends paid on common stock	(283.6)	(263.5)
Retirement of long-term debt	(17.9)	(756.9)
Change in commercial paper	209.5	552.8
Purchase of additional ownership interest in Samson I Solar Energy Center LLC from noncontrolling interest	—	(28.1)
Other, net	(4.6)	(1.7)
Net cash provided by (used in) financing activities	40.4	(476.5)

Net change in cash, cash equivalents, and restricted cash	101.2	(49.1)
Cash, cash equivalents, and restricted cash at beginning of period	42.2	165.2
Cash, cash equivalents, and restricted cash at end of period	$143.4	$116.1